DEAN HELLER Secretary of State 206 North Carson Street Carson City, Nevada 89701-4299 (775) 684-5708 Website: secretaryofstate.biz

Articles of Incorpoartion (PURSUANT TO NRS 78)
Document Number 20060636858-74
Filing Date and Time 10/03/2006 11:45:17 AM
Entity Number 0731622006-8

/s/  Dean Heller
Dean Heller
Secretary of State

USE BLACK INK ONLY – DO NOT HIGHLIGHT	ABOVE SPACE FOR OFFICE USE ONLY

1. Name of Corporation	NEW IMAGE CONCEPTS, INC.

2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	CSC Services of Nevada, Inc.
Name
	502 East John Street	Carson City	Nevada	89706
	(MANDATORY) Physical Address	City	State	Zip Code

	(OPTIONAL) Mailing Address	City	State	Zip Code

3. Shares: (Number of shares corporation is authorized to issue	Number of shares With par value: 500,000,000	Par value Per share: $.001	Number of shares Without par value:
4. Name & Addresses Of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age: attach additional pages if more than three directors/trustees
1. Syeda Mansur
Name
	9924 Shallow Creek Loop, #201	Manassas	VA	20109
	Street Address	City	State	Zip Code

	Street Address	City	State	Zip Code

Name

	Street Address	City	State	Zip Code

5. Purpose: (optional –see Instructions)	The purpose of this corporation shall be:

6. Name, Address And Signature of Incorporator: (attach additional pages if more than 1 incorporator)	CSC SERVICES OF NEVADA, INC.	Corporation Service Company
	Name	X By: /s/

	502 East John Street	Carson City	NV	89706
	Address	City	State	Zip Code
7. Certificate of Acceptance of Appointment of Resident Agent	I hereby accept appointment as Resident Agent for the above named corporation. CSC Services of Nevada, Inc.
X By: /s/
	Authorized Signature of R.A. or On behalf of R.A. Company	Date

This form must be accompanied by appropriate fees.